Exhibit 5.1

May 26, 2021

Paymentus Holdings, Inc.
18390 NE 68th St.
Redmond, WA 98052

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Paymentus Holdings, Inc., a Delaware corporation, with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 18,019,820 shares of Class A common stock, par value $0.0001 per share, and 7,560,820 shares of Class B common stock, par value $0.0001 per share (collectively, the “Shares”), consisting of: (i) 10,459,000 shares of Class A common stock to be issued under the 2021 Equity Incentive Plan (the “2021 Plan”) and (ii) 7,560,820 shares of Class B common stock (and the 7,560,820 shares of Class A common stock issuable upon conversion of such shares of Class B common stock) which are subject to currently outstanding awards under the 2012 Equity Incentive Plan (the “2012 Plan,” and together with the 2021 Plan, the “Plans”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plans.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plans and pursuant to the agreements that accompany the Plans, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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